EXECUTION COPY

                          CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              STRONG TECHNICAL INC.

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                    Pursuant to the provisions of Section 151

                        of the General Corporation Law of

                              the State of Delaware
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         Strong Technical Inc. (the "CORPORATION"),  a corporation organized and validly existing under the General Corporation Law of the State of Delaware, hereby certifies that the following resolutions have been duly adopted by the Corporation's Board of Directors at a duly held meeting on January 30, 2006 pursuant to authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation:

               WHEREAS, the Certificate of Incorporation of the Corporation (the "CERTIFICATE"), authorizes a class of stock designated as Preferred Stock (the "PREFERRED STOCK"), comprising 20,000,000 shares, par value $.001 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors, within the limitations and restrictions stated in the Certificate, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the General Corporation Law;

               WHEREAS, it is the desire of the Board of Directors to designate one new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as provided herein.

               NOW, THEREFORE, BE IT RESOLVED, that the Corporation does hereby designate 7,631,250 shares of the authorized but unissued Preferred Stock as Series A Convertible Preferred Stock (the "SERIES A PREFERRED") and does hereby fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Preferred to be as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

         A. DESIGNATION. 7,631,250 shares of the authorized, but undesignated preferred stock, $.001 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Convertible Preferred Stock" ("SERIES A PREFERRED"). The original issue price of the Series A Preferred shall be $4.00 per share (the "ORIGINAL ISSUE PRICE"), as the same may be equitably adjusted after the date of issuance for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events (such adjustments described herein, "AS ADJUSTED"). The date on which the Corporation initially issues any share of Series A Preferred shall be deemed to be its "DATE OF ISSUANCE" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. The Series A Preferred shall have rights and preferences relative to all other classes and series of the capital stock of the Corporation as set forth herein.

         B. DIVIDENDS. The holders of the Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in Common Stock) shall be paid on the Common Stock or any class or series of capital stock ranking junior, as to dividends, to the Series A Preferred during any fiscal year of the Corporation until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred a dividend in an amount per share equal to (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the Common Stock.

         C. PREFERENCE ON LIQUIDATION.

                  1. Upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "LIQUIDATING EVENT"), each holder of Series A Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Common Stock, or other series of preferred stock then in existence that is outstanding and junior to the Series A Preferred upon liquidation, an amount per share of Series A Preferred equal to the greater of: (i) the Original Issue Price, as adjusted, with respect to such share (the "LIQUIDATION VALUE"); or (ii) the amount the amount that would be receivable if the Series A Preferred had been converted into Common Stock immediately prior to such liquidation distribution, plus, in each case, accrued and unpaid dividends. For purposes of this Subsection C.1, a merger or consolidation involving the Corporation or sale of all or substantially all of the Corporation's assets shall not be deemed a Liquidating Event.

                  2. Written notice of any such Liquidating Event stating a payment date, the place where such payment shall be made and the amount of each payment in liquidation shall be given by first class mail, postage prepaid, not less than ten (10) days prior to the payment date stated therein, to each holder of record of the Series A Preferred at such holder's address as shown in the records of the Corporation. If upon the occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of




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

the Series A Preferred and all other classes or series of stock ranking on a parity with the Series A Preferred upon liquidation the full amount to which they shall be entitled, the holders of the Series A Preferred shall share ratably with any other such class or series in any distribution of assets according to the amounts that would be payable in respect of the shares held by each of them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         D. VOTING.

                  1. Except as otherwise expressly provided in Subsection D.2 or Section G hereof or as required by law, the holders of shares of Series A Preferred shall vote together with the holders of Common Stock as a single class. The holder of each share of Series A Preferred (i) shall be entitled to the number of votes with respect to such share equal to the number of shares of Common Stock into which such share of Series A Preferred could be converted on the record date for the subject vote or written consent (or, if there is no such record date, then on the date that such vote is taken or consent is effective) and (ii) shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred held by each holder could be converted) shall be reduced to the nearest whole number.

                  2. So long as the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred is greater than 10% of the number of outstanding shares of Common Stock on a fully diluted basis (including the conversion of all outstanding securities that are convertible into shares of Common Stock, whether or not the conditions to such conversion, if any, have been satisfied, and the exercise of all options or warrants to purchase shares of Common Stock, whether or not the conditions to exercise such purchase rights, if any, have been satisfied), the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the "SERIES A DIRECTOR"). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Series A Preferred given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and the holders of record of the shares of Series A Preferred, voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection D.2.

         E.       CONVERSION RIGHTS.

                  1. INITIAL CONVERSION PRICE. The "CONVERSION PRICE" of the Series A Preferred, before any adjustment is required pursuant to Section F, shall be $0.113157.



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

                  2. RIGHT TO CONVERT. Each share of Series A Preferred and all accrued and unpaid dividends thereon shall be convertible at the option of the holder thereof, at any time after the issuance of such share, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of the Series A Preferred may be converted shall be determined by dividing the sum of the Original Issue Price and any accrued and unpaid dividends by the Conversion Price, as may be adjusted pursuant to Section F, in effect at the time of the conversion.

                  3. AUTOMATIC CONVERSION. Each share of Series A Preferred and all accrued and unpaid dividends thereon shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred (i) upon consummation of an underwritten public offering of the Common Stock yielding at least $30 million in net proceeds to the Corporation at a price per share (as adjusted) of at least $0.1414467, (ii) if
(a) the closing price of the Common Stock equals or exceeds $0.2828934 (as adjusted) for the twenty (20) consecutive-trading-day period ending within two
(2) days of the date on which the Corporation provides notice of such conversion as hereinafter provided (such date being referred to herein as the "Notice Date") and (b) either a registration statement registering for resale the shares of Common Stock issuable upon conversion of the Series A Preferred has been declared effective and remains effective and available for resales for the twenty (20)-day period immediately following the Notice Date, or Rule 144(k) promulgated under the Securities Act of 1933, as amended, is available for the resale of such shares, or (iii) on a date specified by vote or written consent of the holders of at least 67% of the then-outstanding shares of Series A Preferred. All holders of record of shares of Series A Preferred will be given at least ten (10) days' prior written notice of the date fixed for automatic conversion thereof pursuant to clause (ii) or (iii) above and the event causing the automatic conversion of the Series A Preferred into Common Stock. Notice of automatic conversion of the Series A Preferred pursuant to clause (i) above shall be given promptly following such conversion. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A Preferred at such holder's address as shown in the records of the Corporation. Each holder of shares of the Series A Preferred shall surrender the certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled.

                  4. MECHANICS OF CONVERSION.

                           (i) The holder of any shares of Series A Preferred may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation or accompanied by a written instrument or instruments of transfer (if required by it), accompanied by written notice stating that the holder elects to convert all or a number of such shares represented by the certificate or certificates. Such notice shall also state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "CONVERSION DATE." As promptly



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

         as practicable thereafter (but in any event within three (3) business days thereafter), the Corporation shall issue and deliver to such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Subsection E.4 (ii). The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred not so converted.

                           (ii) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred. If more than one share of Series A Preferred shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest based upon the Current Market Price of the Common Stock on the Conversion Date. For purposes of this Subsection E.4(ii), the "CURRENT MARKET PRICE" per share of Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System or NASDAQ Capital Market (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither
         (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Corporation.

                           (iii) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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

                           (iv) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series A Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred from time to time outstanding. The
         Corporation shall from time to time use its best efforts to obtain necessary director and stockholder approvals, in accordance with the laws of the State of Delaware, to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred at the time outstanding, and shall take all such actions as are necessary to increase such authorized amount of Common Stock upon obtaining such approvals.

                           (v) If any shares of Common  Stock to be reserved for
         the  purpose  of  conversion  of shares of Series A  Preferred  require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                           (vi) All shares of Common Stock that may be issued upon conversion of the shares of Series A Preferred will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                           (viii) The Corporation will not, by amendment of the Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section E and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

                           (ix) If by the third trading day after a Conversion Date the Corporation fails to deliver the required number of shares of Common Stock underlying the Series A Preferred in the manner required pursuant to this Subsection E.4, then the applicable holder of Series A Preferred will have the right to rescind such conversion.

                           (x) If by the third trading day after a Conversion Date the Corporation fails to deliver the required number of shares of Common Stock underlying the Series A Preferred in the manner required pursuant to this Subsection E.4, and if after such third trading day and prior to the receipt of such shares of Common Stock, shares of Common Stock are purchased by or for the account of the applicable holder of Series A Preferred (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of the underlying shares of Common Stock which such holder anticipated receiving upon such conversion (a "BUY-IN"), then the Corporation shall
         (1) pay in cash to such holder the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the



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

         amount obtained by multiplying (A) the number of underlying shares of Common Stock that the Corporation was required to deliver to such holder in connection with such conversion by (B) the closing price of the Common Stock on the Conversion Date and (2) at the option of such holder, either reinstate the number of shares of Series A Preferred for which such conversion was not honored or deliver to such holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. Any such holder of Series A Preferred shall provide the Corporation written notice indicating the amounts payable to such holder in respect of the Buy-In.

                  5. LIMITATIONS ON CONVERSION.

                           (i) The Corporation shall not effect the conversion of any share of Series A Preferred, and no person who is a holder of Series A Preferred shall have the right to convert shares of Series A Preferred into shares of Common Stock, to the extent that after giving effect to such conversion, such person (together with such person's affiliates) would beneficially own in excess of 9.999% of the shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include, without limitation, the number of shares of Common Stock issuable upon conversion of Series A Preferred with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining unconverted shares of Series A Preferred beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such person and its affiliates (including, without limitation, shares of convertible stock, any debentures, convertible notes or other convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Certificate of Designation, in determining the number of outstanding shares of Common Stock, a holder of Series A Preferred may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any holder of Series A Preferred, the Corporation shall within five business days confirm orally and in writing to such holder of Series A Preferred the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by such holder of Series A Preferred and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In effecting the conversion of shares of Series A Preferred, the Corporation shall be entitled to rely on a representation by the holder of such shares of Series A Preferred as to the number of shares that it beneficially owns for purposes of the above 9.999% limitation calculation. Notwithstanding the foregoing, the provisions of this


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         Subsection  E.5(i) shall not be  applicable  to any person who notifies the Secretary of the Corporation in writing prior to the purchase of any share of Series A Preferred that such person irrevocably elected not to have such provisions apply to any shares of Series A Preferred owned by record by such person.

                           (ii) If and to the extent this Subsection E.5 would restrict the ability of a holder of Series A Preferred to convert each share of Series A Preferred in the event of a delivery of an automatic conversion pursuant to Subsection E.3, then notwithstanding anything to the contrary set forth in the notice delivered to such holder of Series A Preferred pursuant to Subsection E.3, such notice shall be deemed automatically amended to apply only to such shares of Series A
         Preferred as may be converted by such holder in accordance with this Subsection E.5. A holder of Series A Preferred will promptly notify the Corporation in writing following receipt of a notice if this Subsection
         E.5. would restrict its conversion of shares of Series A Preferred, specifying therein the shares of Series A Preferred so restricted.

         F. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

                  1. STOCK SPLITS, DIVIDENDS AND COMBINATIONS. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock without a corresponding adjustment with respect to the Series A Preferred, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock without a corresponding adjustment with respect to the Series A Preferred, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or combination, as the case may be.

                  2.  NONCASH   DIVIDENDS,   STOCK  PURCHASE   RIGHTS,   CAPITAL
REORGANIZATIONS AND DISSOLUTIONS. In case:

                           (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution, other than distributions payable in cash, or subdivisions or combinations of the Corporation's outstanding shares of Common Stock; or

                           (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                           (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or other entity, or of the conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity;

then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series A Preferred, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         G. PROTECTIVE PROVISIONS. So long as at least 1,750,000 shares of Series A Preferred are outstanding (subject to adjustment for stock splits, combinations and the like), in addition to any other approvals required by applicable law, the prior consent, approval or vote of the holders of a majority of the outstanding Series A Preferred shall be required (in addition to any consent or approval otherwise required by law) for the Corporation to take any of the following actions:

                  (1) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Liquidation Event, or consent to or agree to any of the foregoing;

                  (2) amend,  alter or repeal any  provision of the  Certificate
         (whether  by  merger  or   otherwise)  so  as  to  affect  the  rights,
         preferences or privileges of the Series A Preferred;

                  (3) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series A Preferred, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series A Preferred as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series A Preferred;

                  (4) purchase or redeem, or pay or declare any dividend or make any distribution on, any securities junior in priority to the Series A Preferred; or

                  (5) make any change in the size of the Board of Directors of the Corporation, except as may be necessary to comply with applicable law or regulation.


         H. AMENDMENT; WAIVER. Any term of the Series A Preferred may be amended or waived upon the written consent of the Corporation and the holders of at least a majority of the Series A Preferred then outstanding, voting together as a single class; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series A Preferred may not be altered or waived, without the written consent of the holders of all of the Series A Preferred then outstanding.

         I. ACTION BY HOLDERS. Any action or consent to be taken or given by the holders of the Series A Preferred may be given either at a meeting of the holders of the Series A Preferred called and held for such purpose or by written consent.

     IN WITNESS WHEREOF, Strong Technical Inc. has caused this Certificate to be signed by ____________, its ______________, this 30th day of January, 2006.

                                                   STRONG TECHNICAL INC.



                                                   By:__________________________
                                                      Name:
                                                      Title: